                                                                  Exhibit 10.8.1


                                                               Execution Version

                              EMPLOYMENT AGREEMENT


This Employment Agreement (the "Agreement") by and among Colorado Prime Corporation, a Delaware corporation (the "Company") and a wholly-owned subsidiary of Colorado Prime Holdings, Inc. ("CPH"), a Delaware corporation, CPH, and Paul A. Roman ("Employee") is hereby entered into and effective as of the 1st day of September, 1998.

                                 R E C I T A L S

The following statements are true and correct:

Employee is employed hereunder by CPH and the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable good will of the Company.

Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                               A G R E E M E N T S

      1.    Employment and Duties.

      (a) The Company hereby employs Employee as President and Chief Operating Officer of the Company and as Director of the Company and CPH (or such other comparable positions as shall be given to Employee by the Company's or CPH's Board of Directors). Employee shall have direct and primary responsibility over the areas of sales, operations and telemarketing and shall report to the Chief Executive Office of the Company and to the Board of Directors of the Company, and shall have such further duties and authority reasonably accorded to and expected of such positions and as otherwise may be directed from time to time by the Chief Executive Officer or the Board of Directors of the Company and CPH (collectively referred to as the "Board"). Employee hereby accepts this employment upon the terms and conditions contained herein and agrees to devote his full business time, attention and efforts to promote and further the business of the Company.

      (b) Employee faithfully shall adhere to, execute and fulfill all policies established by the Company.

      (c) Employee shall not, during the Term of his employment hereunder (as defined in Section 5 hereof), be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior consent of the Board. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 3 hereof.

      2. Compensation. For all services rendered by Employee in any capacity required hereunder, the Company shall compensate Employee as follows:

      (a) Base Salary. Effective on the date hereof, the base salary payable to Employee shall be $300,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less frequently than monthly. Such base salary shall, in the sole discretion of the Board, be subject to an annual increase.

      (b) Incentive Bonus Plan. Employee shall be eligible to receive year-end bonus awards based upon individual performance and the achievement by the Company of specified financial and operating targets. Employee's annual bonus will range from 0% to 120% of Employee's annual base salary, and Employee's annual target bonus will be 60% of Employee's base salary. The criteria upon which Employee's annual bonus shall be based shall be developed by the Compensation Committee of the Board after taking into consideration the proposed business plan and financial and operating targets for the Company to be developed by Employee. Employee and the Compensation Committee shall use all reasonable efforts to develop such targets and criteria no later than January 31, 1999, and upon adoption by the Compensation Committee such criteria shall be deemed to be incorporated by reference into this Agreement.

      (c) Executive Perquisites, Benefits and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

      (1) Payment of such premiums (or such portion thereof as is provided by the Company's plans) for coverage for Employee and his dependent family members under health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time. Benefits provided to Employee under this clause
            (1) shall be at least comparable to such benefits provided to the Company's senior executive officers on the date of this Agreement.

      (2) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

      (3)   Payment of a car allowance in the amount of $750.00 per month.

      (4)   Reimbursement of relocation expenses up to $75,000.00.

      (5) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the Board and shall allow Employee to participate in all other Company-wide employee benefits, including the Company's defined contribution pension plan and 401(k) Plan, as may be made available generally to employees from time to time.

3.    Non-Competition Agreement.

      (a) Employee shall not, during the period of his employment by or with the Company and for a two (2) year period following the termination of his employment under Section 5(c) hereto, or for a one (1) year period following the termination of his employment other than under Section 5(c) hereto, for any reason whatsoever, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

            (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, trustee, or in a managerial capacity, whether as an employee, independent contractor, agent, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company;

            (ii) call upon any person who is, at that time, an employee of the Company in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company;

            (iii) call upon any person or entity which is, at that time, or which has been, within one year prior to that time, a customer of the Company for the purpose of soliciting or selling products or services in competition with the Company; or

            (iv) call upon any prospective acquisition candidate, on the Employee's own behalf or on behalf of any competitor of the Company, which candidate was either called upon by the Company or for which the Company made an acquisition analysis, for the purpose of acquiring such entity.

For purposes of this Section 3 and for purposes of Sections 5, 6, 7, 8 and 15, the term "Company" shall be deemed to include all direct and indirect subsidiaries of the Company. Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than five percent (5%) of the capital stock of a competing business, whose stock is publicly traded on a national securities exchange or on the over-the-counter market.

      (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by him, by injunctions and restraining orders.

      (c) It is agreed by the parties that the foregoing covenants in this
Section 3 impose a reasonable restraint on Employee in light of the activities, business and plans of the Company on the date of the execution of this Agreement; but it is also the intent of the Company and Employee that such covenants be construed and enforced in accordance with any planned change in activities, business or locations of the Company throughout the term of this Agreement.

      (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant.

      (e) All of the covenants in this Section 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants; provided, however, that the Company's continued failure to make payments to Employee under Section 2 of this Agreement shall constitute such a defense.

      (f) Notwithstanding any of the foregoing, if any applicable law shall reduce the time period during which Employee shall be prohibited from engaging in any competitive activity described in Section 3(a) hereof, the period of time for which Employee shall be prohibited pursuant to Section 3(a) hereof shall be the maximum time permitted by law.

4.    Place of Performance.

      (a) Employee understands that he may be requested by the Board to relocate to another geographic location in order to more efficiently carry out his duties and responsibilities under this Agreement. In such event, if Employee agrees to relocate, the Company shall pay all reasonable relocation costs to move Employee, his immediate family and their personal property and effects. Such costs may include, by way of example, but are not limited to, pre-move visits to search for a new residence, investigate schools or for other purposes; temporary lodging and living costs prior to moving into a new permanent residence; duplicate home carrying costs; all reasonable closing costs on the sale of Employee's present residence and on the purchase of a comparable residence in the new location; and added income taxes that Employee may incur if, but only to the extent that, any such relocation costs are not deductible for tax purposes. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee shall use his best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of the Company and the personal life of Employee and his family.

      (b) Notwithstanding the above, if Employee is requested by the Board to relocate and Employee refuses, such refusal shall not constitute "good cause" for termination of this Agreement under the terms of Section 5(c) and, if Employee is terminated for such refusal, Employee shall be entitled to receive all payments under this Agreement as if he were terminated by the Company "without cause."


      5. Term; Termination; Rights on Termination. The term of this Agreement shall begin on the date hereof and continue for three years (the "Initial Term"), and, unless terminated as herein provided, shall be extended at the end of the Initial Term and ongoing successive terms, for a period of one year on the same terms and conditions contained herein (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

      (a) Death. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

      (b) Disability. If, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall not have performed his duties hereunder on a full-time basis for four (4) consecutive months, the Employee's employment under this Agreement may be terminated by the Company upon thirty
(30) days written notice if Employee is unable to resume his full time duties at the conclusion of such notice period. Such termination for disability shall require the affirmative vote of a majority of the Board. The Employee's compensation during any period of disability prior to the effective date of such termination shall be the amounts normally payable to him in accordance with his then current annual base salary, reduced by the amounts of disability pay, if any, paid to the Employee under any Company disability program. The Employee shall not be entitled to any further compensation from the Company or its subsidiaries for any period subsequent to the effective date of such termination, except for pay or benefits, if any, in accordance with then existing severance policies of the Company or its subsidiaries and the severance terms of the Incentive Bonus Plan and Company benefit plans.

      (c) Good Cause. The Company may terminate the Agreement immediately upon written notice to Employee for good cause, which shall be: (1) Employee's willful misconduct or gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (2) Employee's willful dishonesty, fraud, alcohol or illegal drug abuse, or misconduct with respect to the business or affairs of the Company, which materially and adversely affects the operations, prospects or reputation of the Company; or (3) Employee's conviction of a felony or other crime involving moral turpitude. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

      (d) Without Cause. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to the Employee. Should Employee be terminated by the Company without cause, or if this Agreement is not renewed pursuant to Section 5 hereof, Employee shall receive from the Company his base salary at the rate then in effect for one year from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled; provided, however, that if Employee is terminated without cause at any time prior to September 1, 2000, Employee shall receive from the Company his base salary at the rate then in effect from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled, through September 1, 2001. If Employee resigns or otherwise terminates his employment for any reason other than Good Reason as defined in Section 5(e), Employee shall receive no severance compensation.

      (e) Termination by Employee for Good Reason. Employee may terminate his employment under this Agreement upon written notice to the Company for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after ten (10) days prior written notice by Employee to the Company and to CPH, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

            (i) a material adverse change in Employee's status, title, position or responsibilities; provided, however, that no such change shall be deemed to have occurred as a result of the hiring by the Company of a full-time chief executive officer after the date hereof and the assumption by such person of the duties normally undertaken by a chief executive officer (which duties shall not include direct and primary responsibility over the areas of sales, operations and telemarketing);

            (ii) the assignment to Employee of any duties materially and adversely inconsistent with the Employee's position as specified in
      Section 1 hereof (or such other position to which he may be promoted), including status, offices, responsibilities or persons to whom the Employee reports as contemplated under Section 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities; provided, however, that any change in Employee's duties which occurs as a result of the hiring by the Company of a full-time chief executive officer after the date hereof and the assumption by such person of the duties normally undertaken by a chief executive officer (which duties shall not include direct and primary responsibility over the areas of sales, operations and telemarketing) shall not be the basis for the termination by Employee for Good Reason;

            (iii) at any time prior to September 1, 2000, the Company hires a new chief executive officer (other than a representative or affiliate of Thayer Capital Partners) and Employee demonstrates to the Board that the new chief executive officer refuses to, or is unable or unwilling to, work constructively with Employee;

            (iv) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by Sections 5(a), (b) and (c); or

            (v) any other material breach of this Agreement by the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

In the event of any termination by the Employee for Good Reason, Employee shall be entitled to receive from the Company the base salary at the rate then in effect for one year from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled; provided, however, that in the event of a termination by the Employee for Good Reason at any time prior to September 1, 2000, Employee shall receive from the Company his base salary at the rate then in effect from the date Employee's employment is terminated, payable over such time period, and any other benefits to which Employee would otherwise be entitled, through September 1, 2001. In addition, in the event of any termination by the Employee for Good Reason, Employee shall be entitled to receive any incentive bonus award earned and due under Section 2(b), pro rated as through the date Employee's employment is terminated. The amount of such incentive bonus (if any) shall be determined at the end of the year for which such bonus relates and shall be paid at such time as it would have been paid in the event of Employee's continued employment with the Company.

      (f) Payment Through Termination. Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements (including payments for accrued vacation and sick leave) due through the effective date of termination. Additional compensation subsequent to termination, if any, shall be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations under this Agreement shall cease as of the effective date of termination, except that Employee's obligations under Sections 3, 6, 7, 8 and 9 herein shall survive such termination in accordance with their terms.

      6. Inventions. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment and which are directly related to the business or activities of the Company and which Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Employee agrees that all such materials which he develops or conceives and/or documents during such period shall be deemed works made-for-hire for the Company within the meaning of the copyright laws of the United States or any similar or analogous law or statute of any other jurisdiction and accordingly, the Company shall be the sole and exclusive owner for all purposes for the distribution, exhibition, advertising and exploitation of such materials or any part of them in all media and by all means now known or which may hereafter be devised, throughout the universe in perpetuity. Employee agrees that in furtherance of the foregoing, he shall disclose, deliver and assign to the Company all such conceptions, ideas, improvements and discoveries and shall execute all such documents, including patent and copyright applications, as the Company reasonably shall deem necessary to further document the Company's ownership rights therein and to provide the Company the full and complete benefit thereof. Should any arbitrator or court of competent jurisdiction ever hold that the materials derived from Employee's contributions to the Company do not constitute works made-for-hire, Employee hereby irrevocably assigns to the Company, and agrees that the Company shall be the sole and exclusive owner of, all right, title and interest in and to all such materials, including the copyrights and any other proprietary rights arising therefrom. Employee reserves no rights with respect to any such materials, and hereby acknowledges the adequacy and sufficiency of the compensation paid and to be paid by the Company to Employee for the materials and the contributions he will make to the development of any such information or materials. Employee agrees to cooperate with all lawful efforts of the Company to protect the Company's rights in and to any or all of such information and materials and will at the request of the Company execute any and all instruments or documents necessary or desirable in order to register, establish, acquire, prosecute, maintain, perfect or defend the Company's rights in and to such information materials.

      7. Confidential Information and Trade Secrets. Employee acknowledges and agrees that all Confidential Information, Trade Secrets and other property delivered to or compiled by Employee by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Employee agrees that he shall maintain strictly the confidentiality of, and shall not, during, or for a period of five
(5) years after, the term of this Agreement, disclose, any such Confidential Information or Trade Secrets.

       For purposes hereof, the parties agree that "Confidential Information" means and includes

            - All business or financial information, plans, processes and strategies, market research and analyses, projections, financing arrangements, consulting and sales methods and techniques, expansion plans, forecasts and forecast assumptions, business practices, operations and procedures, marketing and merchandising information, distribution techniques, customer information and other business information, including records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other documentation respecting the Company;

            - All information and materials which are proprietary and confidential to a third party and which have been provided to the Company by such third party for the Company's use; and

            -     All information derived from such Confidential Information.

      Confidential Information shall not include information and materials that are already, or otherwise become, known by or generally available to the public without restriction on disclosure, other than as a result of an act or omission by the Employee in breach of the provisions of this Agreement or any other applicable agreement between the Employee and the Company.

For purposes hereof, the term "Trade Secret" shall have the meaning given in the Delaware enactment of the Uniform Trade Secrets Act, and shall include, without limitation, the whole or any portion or phase of any scientific or technical information, design, process, formula, concept, data organization, manual, other system documentation, or any improvement of any thereof, in any case that is valuable and secret (in the sense that it is not generally known to the Company's competitors).

      8. Return of Company Property; Termination of Employment. At such time, if ever, as Employee's employment with the Company is terminated, he shall be required to participate in an exit interview for the purpose of assuring a proper termination of his employment and his obligations hereunder. On or before the actual date of such termination, Employee shall return to the Company all records, materials and other physical objects relating to his employment with the Company, including, without limitation, all Company credit cards and access keys and all materials relating to, containing or derived from any Trade Secrets or Confidential Information.

      9. No Prior Agreements. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for, and hold the Company harmless from and against, all claims, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

      10. Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, that he cannot assign all or any portion of his performance under this Agreement.

      11. Complete Agreement. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements.

      12. Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

      To the Company:   Colorado Prime Corporation
                        1 Michael Avenue
                        Farmingdale, N.Y. 11735
                        Attention:  Chairman of the Board of Directors

      to CPH:           Colorado Prime Holdings, Inc.
                        1455 Pennsylvania Avenue, N.W.
                        Suite 350
                        Washington, D.C. 20004
                        Attn: Dr. Paul G. Stern

      To Employee:      Paul A. Roman
                        1 Michael Avenue
                        Farmingdale, New York 11735

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 12.

      13. Severability; Headings. It is the intention of the parties that the provisions herein shall be enforceable to the fullest extent permitted under applicable law, and that the unenforceability of any the provision or provisions hereof, or any portion thereof, shall not render unenforceable or otherwise impair any other provisions or portions thereof. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable. In any event, the balance of this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof. The Section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

      14. Company Actions. Employee acknowledges that in any action by the Company to enforce the provisions of Sections 3, 6, 7 or 8 of this Agreement, claims asserted by Employee against the Company arising out of his employment with the Company or otherwise shall not constitute a defense to enforcement of his obligations hereunder; provided, however, that the Company's continued failure to make payments to Employee under Section 2 of this Agreement shall constitute such a defense.

      15. Arbitration. Any unresolved dispute or controversy arising under or in connection with this Agreement (excluding specifically, however, claims and counterclaims of the Company arising out of any breach by Employee of the provisions of Sections 3, 7 or 8 hereof) shall be settled exclusively by arbitration, conducted in accordance with the rules of the American Arbitration Association then in effect, as modified hereby. Notwithstanding anything contained in the rules to the contrary, however, the arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive or special damages to any injured party. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The arbitration proceeding shall be held in New York, New York.

      16. Governing Law. This Agreement shall in all respects be construed according to the laws of the State of New York without reference to its conflicts of laws provisions.

      17. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

      18. Modifications. This Agreement may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought, or his or its duly authorized representative or officer. No waiver by Employee or the Company of any breach of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. The failure of Employee or the Company to exercise any right provided herein will not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to either of them

      19. EMPLOYEE ACKNOWLEDGES THAT, BEFORE SIGNING THIS AGREEMENT, HE WAS GIVEN AN OPPORTUNITY TO READ IT, CAREFULLY EVALUATE IT, AND ASK ANY QUESTIONS HE MAY HAVE HAD REGARDING IT OR ITS PROVISIONS. EMPLOYEE ALSO ACKNOWLEDGES THAT HE HAD THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY AN ATTORNEY OF HIS CHOOSING AND THAT THE COMPANY GAVE HIM A REASONABLE PERIOD OF TIME TO DO SO IF HE SO WISHED.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       COLORADO PRIME CORPORATION



                                       By:
                                         ----------------------------------

                                       Title:

                                         ----------------------------------

                                       COLORADO PRIME HOLDINGS, INC.



                                       By:
                                           -------------------------------
                                       Title:



                                       EMPLOYEE:




                                       ------------------------------------
                                       Paul A. Roman






                                      -13-